Exhibit 99.1

Applied Energetics Awarded $1.99 Million Multi-Year Contract with the Office of Naval Research

Tucson, Ariz., August 28, 2023 – Applied Energetics, Inc. (OTCQB: AERG), a leader in the advancement of ultrashort pulse laser (USPL) technologies announced today that it has been awarded a $1.99 million, two-year contract from the Department of the Navy, Office of Naval Research (ONR), to develop a high-peak and high-average power ultra-short pulse (USP) optical system. The system is expected to demonstrate effects compatible with multiple Navy platforms and missions with an attractive size, weight, and power-cooling footprint. Applied Energetics’ continuing development efforts in collaboration with ONR signify the importance of sustained development and maturation of USP-based directed energy systems to support the Navy’s technological priorities.

“We are thrilled to have the continued support of ONR in developing and demonstrating the value USP technologies can bring to critical Navy missions," said Dr. Greg Quarles, President and CEO of Applied Energetics. "This development effort will allow us to continue innovating and shaping the future of directed energy for national security applications. We believe this award is an important next step in the evolution of our technology, and we look forward to continuing our partnership with ONR.”

Any opinions, findings, and conclusions or recommendations expressed in this press release are those of the Company and do not necessarily reflect the views of the Office of Naval Research.

About Applied Energetics, Inc.

Applied Energetics, Inc., a leader in Advanced Optical Technologies and Ultrashort Pulse Directed Energy Solutions, utilizes patented, dual-use laser and optical technologies to advance critical industries, including defense, national security, biomedical and manufacturing. Applied Energetics pioneered and holds all crucial intellectual property rights to the development and use of Laser Guided Energy technology and related solutions for defense, security, commercial, and medical applications.

Forward Looking Statements

Certain statements in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to the historical or current facts and can be identified by the use of forward-looking words such as "may," "believe," "will," "expect," "project," "anticipate," "estimates," "plans," "strategy," "target," "prospects," or "continue," and words of similar meaning. These forward-looking statements are based on the current plans and expectations of our management and are subject to a number of uncertainties and risks that could significantly affect our current plans and expectations, as well as future results of operations and financial condition and may cause our actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. We do not assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting such forward-looking statements.

For Investor information contact:

Kevin McGrath, Managing Director
Cameron Associates, Inc.
kevin@cameronassoc.com
T: 646-418-7002

Media Contact:

Sara Knott
LaunchTech Communications
sknott@golaunchtech.com
T: 540-764-0043

SOURCE: Applied Energetics, Inc.